UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 28, 2010, Odyssey Marine Exploration, Inc. (“Odyssey”) purchased 1,200 shares of Dorado Ocean Resources Limited (“Dorado”), a limited liability company incorporated in Hong Kong, for a purchase price of U.S.$2.0 million, pursuant to a Share Subscription Agreement that was executed and delivered on April 28, 2010, but has a stated effective date of April 1, 2010. Under the terms of the Share Subscription Agreement, Odyssey has the option to pay for this investment in cash or by providing marine services to Dorado over a three-year period. Dorado was formed for the purpose of participating in the business of subsea mineral exploration and mining. Odyssey also surrendered its five membership units in SMM Project, LLC, a Minnesota limited liability company (“SMM”), for 450 Dorado shares bringing Odyssey’s total ownership in Dorado to a 41.25% non-controlling interest.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1 Share Subscription Agreement – Dorado Ocean Resources Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: May 4, 2010	By:	/s/ Michael J. Holmes
Michael J. Holmes,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Share Subscription Agreement – Dorado Ocean Resources Limited